Exhibit 99.1

Financing arrangement demonstrates ESG-focused, controlled environment agriculture expert Equilibrium Capital’s ongoing support for AppHarvest’s development plan for 12 high-tech indoor farms by end of 2025

MOREHEAD, Ky., July 27, 2021 (GLOBE NEWSWIRE) -- AppHarvest, Inc. (NASDAQ: APPH, APPHW), a leading AgTech company, public benefit corporation, and Certified B Corp focused on delivering fresh fruits and vegetables more sustainably while using up to 90% less water than open-field agriculture and only rainwater, announced it has secured a financing arrangement with Equilibrium Capital for $91 million. The arrangement will support AppHarvest’s Richmond, Ky. facility already under construction.

The arrangement provides 65.5% loan-to-value financing through a $91M construction loan for the 60-acre high-tech indoor farm Richmond, Ky. designed to grow tomatoes.

“Equilibrium is a sustainability-focused investment firm with institutional expertise in controlled environmental agriculture, which makes AppHarvest a natural partner as they work to drive positive change in agriculture to ensure food security sustainably,” said Equilibrium CEO and Chairman David Chen. “We’ve been supportive of AppHarvest since early in their history and look forward to more opportunities to partner as they build out their network of high-tech, climate-resilient farms.”

“Equilibrium sets the bar for impactful investing in assets and companies centered on advanced sustainability principles. Their continued support of our mission shows confidence in our business model to build a climate-resilient food system based on great-tasting, nutritious fresh fruits and vegetables with more predictable yield and quality,” said AppHarvest Founder and CEO Jonathan Webb. “Dave Chen and the Equilibrium team have been tremendous partners. Working with the Equilibrium team is helping us blaze new trails in sustainable business.”

AppHarvest plans to operate 12 farms by the end of 2025. The company’s flagship 2.76-million-square-foot facility in Morehead, Ky. is currently growing and shipping truckloads full of tomatoes to top U.S. grocers and restaurants. Four additional farms are under construction: a 60-acre facility in Richmond designed to grow tomatoes, a 15-acre facility in Berea designed to grow leafy greens, a 30-acre facility in Somerset designed to grow strawberries, and a 15-acre leafy green facility in Morehead.

“AppHarvest is laser-focused on scaling its mission. The financing we’re announcing today demonstrates the expected viability of high loan-to-value, non-dilutive capital financing as we remain on track to develop up to 12 high-tech farms by the end 2025,” said AppHarvest President David Lee.

About AppHarvest

AppHarvest is an applied technology company in Appalachia developing and operating some of the world’s largest high-tech indoor farms, designed to grow non-GMO, chemical pesticide-free produce, using up to 90 percent less water than open-field agriculture and only recycled rainwater while producing yields up to 30 times that of traditional agriculture on the same amount of land without agricultural runoff. The company combines conventional agricultural techniques with cutting-edge technology including artificial intelligence and robotics to improve access for all to nutritious food, farm more sustainably, build a more reliable domestic food supply, and increase investment in Appalachia. The company’s 60-acre Morehead, Ky. facility is among the largest indoor farms in the world. For more information, visit www.appharvest.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995.

Exhibit 99.1
Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, AppHarvest’s future financial performance, as well as AppHarvest’s growth plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021 under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

MEDIA CONTACT: Travis Parman, Travis.Parman@appharvest.com

INVESTOR CONTACT: Kaveh Bakhtiari, appharvestIR@appharvest.com

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